FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 11, 2016 (May 11, 2016)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

FIRST INDUSTRIAL, L.P.

(Exact name of registrant as specified in its charter)

First Industrial Realty Trust, Inc.:

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Industrial, L.P.:

Delaware	333-21873	36-3924586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

First Industrial Realty Trust, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”) on May 11, 2016. Of the 111,247,508 shares of common stock outstanding and entitled to vote on the March 21, 2016 record date for the Annual Meeting, a total of 106,427,029 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at the Annual Meeting are as follows:

a.	To elect the six directors listed below to the Board of Directors to serve until the 2017 annual meeting of stockholders or until their successors are duly elected and qualify. The Company’s stockholders voted to elect the six nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	For	Against	Abstain
Matthew S. Dominski	97,710,920	2,227,339	34,321
Bruce W. Duncan	95,621,258	4,316,004	35,318
H. Patrick Hackett, Jr.	97,712,847	2,225,885	33,848
John Rau	87,363,227	12,594,510	14,843
L. Peter Sharpe	97,050,359	2,888,150	34,071
W. Ed Tyler	98,844,464	1,091,798	36,318

There were 6,454,449 broker non-votes with respect to each nominee.

b.	To approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting. The Company’s stockholders voted to approve this proposal with 97,627,054 votes “For” and 2,206,012 votes “Against”. There were 139,514 abstentions and 6,454,449 broker non-votes.

c.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ended December 31, 2016. The Company’s stockholders voted to approve this proposal with 105,568,571 votes “For” and 785,158 votes “Against”. There were 73,300 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer General Counsel

FIRST INDUSTRIAL, L.P.

By:	First Industrial Realty Trust, Inc., its general partner

By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer General Counsel

Date: May 11, 2016